                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Commission File No. 0-20572

                           PATTERSON DENTAL COMPANY
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                           PATTERSON DENTAL COMPANY
                           1031 Mendota Heights Road
                          St. Paul, Minnesota  55120



                                 August 9, 2000



Dear Shareholder of Patterson Dental Company:

     You are cordially invited to attend the Annual Meeting of Shareholders of Patterson Dental Company (the "Company"), to be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Monday, September 11, 2000, at 4:30 p.m.

     At the Annual Meeting you will be asked to vote for the election of one director, to approve an amendment to the Company's Employee Stock Purchase Plan and to ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending April 28, 2001. I encourage you to vote for the nominee for director, for the amendment to the plan and for ratification of the appointment of Ernst & Young LLP.

     Whether or not you are able to attend the Annual Meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.


                                        Very truly yours,

                                        PATTERSON DENTAL COMPANY



                                        /s/ Peter L. Frechette
                                        Peter L. Frechette
                                        President and Chief Executive Officer

                           PATTERSON DENTAL COMPANY
                           1031 Mendota Heights Road
                          St. Paul, Minnesota  55120

                                 _____________

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                               SEPTEMBER 11, 2000

                                 _____________


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Patterson Dental Company (the "Company") will be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Monday, September 11, 2000, at 4:30 p.m. local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect one director of the Company to have a term expiring in 2003 and until his successor shall be elected and duly qualified;

     2. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares reserved thereunder for issuance from 675,000 to 1,375,000 and to modify the eligibility requirements for participation therein;

     3. To ratify the selection of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending April 28, 2001; and

     4. To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on July 28, 2000, are entitled to notice of and to vote at the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    /s/ Matthew L. Levitt
                                    Matthew L. Levitt
                                    Secretary
Saint Paul, Minnesota
August 9, 2000

                           PATTERSON DENTAL COMPANY
                           1031 Mendota Heights Road
                          St. Paul, Minnesota  55120

                                 _____________

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                               SEPTEMBER 11, 2000

                                 _____________

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Patterson Dental Company (the "Company") for use at the Annual Meeting of Shareholders to be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Monday, September 11, 2000, at 4:30 p.m. local time, or at any adjournment or postponement thereof. All shares of Common Stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominee for director listed herein, for the amendment to the Company's Employee Stock Purchase Plan and for ratification of the selection of Ernst & Young LLP as the independent public auditors of the Company. If any other matters are properly presented at the meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     The Notice of Annual Meeting, this Proxy Statement and the related proxy card are first being mailed to shareholders of the Company on or about August 9, 2000.

Record Date and Outstanding Common Stock

     The Board of Directors has fixed the close of business on July 28, 2000, as the record date for determining the holders of the Company's outstanding voting shares entitled to notice of, and to vote at, the meeting. On that date, the voting shares of the Company consisted of 67,400,118 shares of Common Stock, each entitled to one vote.

Revocability of Proxies

     Any shareholder who executes and returns a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a later-dated proxy and delivering it to the Secretary of the Company, or by attending the meeting and giving oral notice to the Secretary of the Company. Any written notice delivered to the Secretary of the Company should be sent to Matthew L. Levitt, Secretary, Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

Voting and Solicitation

     The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

     The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

     Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

     The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

     If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 31, 2000 (unless noted otherwise), by (a) each person known to the Company to own beneficially more than five percent of its Common Stock, (b) each director and nominee for director, (c) each executive officer named in the Summary Compensation Table, and (d) the directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                                                   Amount and Nature       Percentage of
                                                                     of Beneficial          Outstanding
Name and Address of Beneficial Owner                                  Ownership(1)             Stock
------------------------------------                               -----------------       -------------
U.S. Bancorp...........................................              7,197,626 (2)            10.6%
   601 Second Avenue South
   Minneapolis, MN 55402

Ronald E. Ezerski......................................              5,101,648 (3)             7.5

Peter L. Frechette.....................................              4,831,916 (3)             7.1

FMR Corp...............................................              3,418,418 (4)             5.1
  82 Devonshire Street
  Boston, MA 02109

James W. Wiltz.........................................                819,496 (3)             1.2

David K. Beecken.......................................                252,000 (5)              *

Gary D. Johnson........................................                242,344 (3)              *

Andre B. Lacy..........................................                122,850 (5)              *

Burt E. Swanson........................................                 76,500 (5)              *

Brian S. Watson........................................                 60,214 (3)              *

R. Reed Saunders.......................................                  2,348 (3)              *

R. Stephen Armstrong...................................                      0                  *

All directors and executive officers as a group
 (12 persons)..........................................             11,495,736                17.0%

-------------
     *Less than 1%

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Includes shares of Common Stock held by the Patterson Dental Company Employee Stock Ownership Plan and Trust (the "ESOP"). Shares reported as owned by the ESOP trustee are also reported as beneficially owned by the executive officers to the extent that shares have been allocated to the ESOP accounts of the named persons. Allocated shares are voted by the ESOP trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP trustee in the same percentage as the allocated shares as to which directions are received by the ESOP trustee.
(2) As set forth in Schedule 13G filed with the SEC on February 11, 2000, includes (a) 4,800 shares over which sole voting power is claimed, (b) 7,192,826 shares over which shared voting power is claimed, (c) 4,400 shares over which sole dispositive power is claimed, and (d) 7,186,826 shares over which shared dispositive power is claimed. An affiliate of U.S. Bancorp acts as the

     ESOP trustee. The number of shares reported as beneficially owned includes approximately 6,873,406 shares held in the unallocated account of the ESOP, but excludes approximately 4,422,892 shares held in the allocated account of the ESOP.

(3) Includes the following shares allocated to the ESOP account of the following persons: Ronald E. Ezerski (2,798 shares); Peter L. Frechette (2,902 shares); James W. Wiltz (2,396 shares); Gary D. Johnson (11,341 shares); Brian S. Watson (8,958 shares); and R. Reed Saunders (538 shares).

(4) As set forth in Schedule 13G filed with the SEC by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on February 14, 2000, includes (a) 177,418 shares over which sole voting power is claimed, (b) no shares over which shared voting power is claimed, (b) 3,418,418 shares over which sole dispositive power is claimed, and (d) no shares over which shared dispositive power is claimed. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 3,241,000 shares as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 3,241,000 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Through their ownership of voting common stock and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(5) Includes shares purchasable by the named person under the Company's 1992 Director Stock Option Plan: David K. Beecken (72,000 shares); Andre B. Lacy (90,000 shares); and Burt E. Swanson (72,000 shares).

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation earned by the Company's Chief Executive Officer and the other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended April 1998, 1999 and 2000. The Company has no formalized employment agreements with its executive officers.

                          Summary Compensation Table

                                                                                    Long-Term Compensation
                                                                                 ---------------------------
                                                       Annual Compensation                Awards
                                                      ---------------------      ---------------------------
                                                                                 Restricted      Securities        All Other
                                                                                   Stock         Underlying       Compensation
Name and Principal Position                    Year    Salary ($)    Bonus ($)    Awards ($)      Options (#)         ($)
---------------------------                    ----    ----------    ---------   -----------     ------------    -------------
Peter L. Frechette...........................  2000      332,784      259,586           0               0          1,600 (1)
  President and Chief Executive Officer        1999      324,256      218,399           0               0          1,600 (1)
  of the Company                               1998      299,159      198,900           0               0          1,500 (1)

James W. Wiltz...............................  2000      202,800      121,680           0               0          1,600 (1)
  Vice President of the Company and            1999      197,600      102,375           0               0          1,600 (1)
  President of Patterson Dental Supply, Inc.   1998      193,785       93,750           0               0          1,500 (1)

R. Stephen Armstrong (2).....................  2000      166,666       99,231           0          49,350          3,620 (3)
  Executive Vice President, Treasurer and      1999            0            0           0               0              0
  Chief Financial Officer of the Company       1998            0            0           0               0              0

Gary D. Johnson..............................  2000      162,240       77,875           0               0         14,727 (4)
  Vice President of Sales of Patterson         1999      159,640       65,520           0               0          9,600 (1)
  Dental Supply, Inc.                          1998      148,967       60,000           0               0          8,938 (1)

 Brian S. Watson (5).........................  2000      162,240       77,875      22,508 (6)           0         13,922 (7)
   Former Vice President of Marketing of       1999      159,640       65,520      34,922 (6)      32,074          9,600 (1)
   Patterson Dental Supply, Inc                1998      153,500       60,000      33,893 (6)           0          9,600 (1)

R. Reed Saunders.............................  2000      162,240       36,910       3,164 (8)           0         12,083 (9)
  Vice President of Patterson Dental           1999      156,520            0           0          30,842          9,600 (1)
  Supply, Inc. and President of the            1998      150,764       60,000           0               0              0
  Company's Colwell Division

____________________

(1) Consists of contributions by the Company to the executive officer's account under the ESOP for the end of each ESOP plan year in April 1998, 1999 and 2000.

(2)  Mr. Armstrong's employment with the Company commenced on July 1, 1999.

(3)  Consists of premiums paid by the Company on split dollar life insurance.

(4) Represents a $9,600 contribution by the Company to Mr. Johnson's account under the ESOP for the end of the ESOP plan year in April 2000 and $5,127 in premiums paid by the Company on split dollar life insurance for Mr. Johnson.

(5)  Mr. Watson's employment with the Company terminated on July 31, 2000.

(6) Represents the dollar value of the difference between the price paid by Mr. Watson for shares purchased from the Company through deferral of salary and the fair market value of such shares at the date of purchase. At the end of fiscal year 2000, Mr. Watson held 18,908 shares of restricted stock with a value of approximately $454,974. In general, the shares of restricted stock vest three years from the date of grant. Dividends, to the extent they are declared and paid on shares of the Company's Common Stock, will be paid on this restricted stock.

(7) Represents a $9,600 contribution by the Company to Mr. Watson's account under the ESOP for the end of the ESOP plan year in April 2000 and $4,322 in premiums paid by the Company on split dollar life insurance for Mr. Watson.

(8) Represents the dollar value of the difference between the price paid by Mr. Saunders for shares purchased from the Company through deferral of salary and the fair market value of such shares at the date of purchase. At the end of fiscal year 2000, Mr. Saunders held 524 shares of restricted stock with a value of approximately $12,609. In general, the shares of restricted stock vest three years from the date of grant. Dividends, to the extent they are declared and paid on shares of the Company's Common Stock, will be paid on this restricted stock.

(9) Represents a $9,600 contribution by the Company to Mr. Saunders' account under the ESOP for the end of the ESOP plan year in April 2000 and $2,483 in premiums paid by the Company on split dollar life insurance for Mr. Saunders.

                       Option Grants in Last Fiscal Year

  The following table sets forth each grant of stock options during the fiscal year ended April 2000 to each of the Named Executive Officers. No SARs were granted during such fiscal year.

                                                                                                          Potential Realizable
                                                                                                            Value at Assumed
                                                                                                          Annual Rates of Stock
                                                                                                          Price Appreciation for
                                                    Individual Grants                                      Option Term ($) (4)
                                ----------------------------------------------------------------------  -------------------------
                                  Number of
                                  Securities     Percent of Total
                                  Underlying     Options Granted       Exercise
                                  Options        to Employees in        Price             Expiration
Name                              Granted (1)    Fiscal 2000 (2)      ($/share) (3)          Date           5%          10%
----------------------          --------------  -----------------  -----------------    --------------  ----------   ------------
Peter L. Frechette....                  0              0                  N/A               N/A             N/A          N/A

James W. Wiltz........                  0              0                  N/A               N/A             N/A          N/A

R. Stephen Armstrong..             49,350           66.4              17.40625           07/01/09         540,219      1,369,022

Gary D. Johnson.......                  0              0                  N/A               N/A             N/A          N/A

Brian S. Watson.......                  0              0                  N/A               N/A             N/A          N/A

R. Reed Saunders......                  0              0                  N/A               N/A             N/A          N/A
--------------------

(1) Generally, 1/7 of these options vest on the third anniversary of the date of grant; and an additional 1/7 of these options vest on each anniversary of the date of grant occurring each year thereafter. These options have a ten-year term, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) Based on an aggregate of 74,298 shares subject to options granted to employees under the Company's stock option plans during the fiscal year ended April 2000.

(3) The exercise price may be paid in cash or, at the discretion of the Compensation and Stock Option Committee of the Board of Directors, in shares of the Company's Common Stock valued at fair market value on the exercise date or any other method approved by the Compensation and Stock Option Committee of the Board of Directors.

(4) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent the Company's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the stock price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

                                 Option Values

     The following table sets forth information concerning the unexercised options held by the Named Executive Officers as of the end of fiscal year 2000. No options were exercised by the Named Executive Officers during fiscal year 2000. No SARs were exercised by the Named Executive Officers during fiscal year 2000 or were outstanding at the end of that fiscal year.

                                        Number of Securities                     Value of Unexercised
                                       Underlying Unexercised                     in-the-Money Options
                                         Options at FY-End                            at FY-End ($)
                                    ------------------------------          -------------------------------
 Name                               Exercisable      Unexercisable          Exercisable       Unexercisable
 ------------------------------     -----------      -------------          -----------       -------------
Peter L. Frechette.............             0                  0                N/A                   N/A

James W. Wiltz.................             0                  0                N/A                   N/A

R. Stephen Armstrong...........             0             49,350                  0               328,486

Gary D. Johnson................             0                  0                N/A                   N/A

Brian S. Watson................             0             32,074                  0               121,280

R. Reed Saunders...............             0             30,842                  0               116,621

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors makes annual recommendations to the Board respecting the appropriate levels of compensation for the Company's senior executive officers for the following calendar year. The Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of an appropriate compensation philosophy and effective compensation program elements. In addition to approving the compensation arrangements for senior management, the Committee also reviews and approves the adoption of any compensation plans in which officers and directors are eligible to participate. The Company's three outside directors, Messrs. Swanson, Beecken and Lacy, comprise the Compensation Committee. The Committee reviews and makes recommendations to the Board with respect to the base salary component of compensation on a calendar year basis and on a next fiscal year basis with respect to the proposed bonus potential for the senior executives. The bonus potential for each of the senior officers is directly affected by their participation in the Management Incentive Compensation Plan ("MICP") which is reviewed by the Committee and adopted by the Board on a fiscal year basis. The Committee also considers and makes recommendations to the Board with respect to the participation and mix of benefits granted under the Company's Long Term Incentive Plan ("LTIP").

     The Committee had discussions with the President and Executive Vice President, reviewed the present salary ranges, current salaries and bonus potential for each position, considered management's overall salary objectives and discussed philosophy respecting the components of the compensation package such as the amount of compensation to be placed at risk, short-term versus longer term incentives, the use of stock option programs, the alignment of executive compensation with the enhancement of shareholder value and other issues. The Committee also reviewed other information available to its members, including an executive compensation pricing report prepared by the Company's compensation manager. That report benchmarked the Company's base and total compensation for officer positions against market rates from published surveys by recognized firms and compensation consultants.

Compensation Philosophy and Objectives

     The Company's executive compensation philosophy is to link such compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn will enable the Company to attract, retain and reward executive officers who contribute to the success of the Company. The

MICP for the fiscal year ending April 29, 2000, specifically ties incentive compensation to the Company's earnings, and each participating officer's incentive compensation, including incentive compensation for the senior officers, increases in direct proportion to the Company's increase in profit. The objective of the MICP is to encourage greater initiative, resourcefulness, teamwork and efficiency on the part of all key employees whose performance and responsibilities directly affect Company profits. The overall goal of the plan is to reward these officers for achieving superior performance.

     The Committee recognizes that the MICP, together with the bonus potential for each officer, places a substantial amount of the total compensation of an executive at risk. If the Company's near and longer term goals are achieved, an executive could obtain total compensation at or near the competitive total compensation shown in the surveys for comparable positions in companies having similar sales for fiscal year 2000. Keeping base salaries relatively low with a higher portion of the total compensation package dependent upon performance is compatible with the Company's traditional executive compensation approach.

Executive Compensation Program Components

     The Company's executive compensation program for the senior officers, including the President and Chief Executive Officer, consists of a base salary, an annual cash incentive in the form of a potential bonus measured as a percentage of base salary and participation in the LTIP adopted by the Board in December 1998. The particular elements of the compensation program are discussed more fully below.

     Base Salary. Annual base salary levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance of the executive, the Company's overall performance, internal equity and external pay practices.

     Incentive Compensation. Annual cash bonuses are paid under the Company's MICP and are designed to provide a direct financial incentive to executives to achieve the Company's annual profit goals. The annual bonus potential percentages of base salary range from 35% to 65% of base salary, subject to increase in direct relation to the Company's increase in profit. Each senior executive officer has the opportunity to increase his targeted bonus potential as a percentage of base salary in accordance with the formula contained in the MICP which allows 150% of the targeted bonus potential to be paid if 110% of the planned profit is achieved. Conversely, the MICP allows 50% of the targeted bonus potential to be paid if 90% of the planned profit is achieved. The increase in percentage of bonus potential is theoretically unlimited, but as pointed out below, the threshold level of the planned profit for reaching bonus potential is substantial and has moved upward each year. Accordingly, Peter L. Frechette, the Company's President and Chief Executive Officer, who had a 65% bonus potential for fiscal year 2000, received a bonus of 78% of base pay because the Company achieved 104% of its plan. Because the Company achieved 104% of its profit goals for the fiscal year ending April 29, 2000, the senior officers earned cash bonuses of 120% of their targeted potential bonus percentage of base salary. Each year the MICP is revised to set new profit goals for the Company and the key employee participants in the plan.

     Long Term Incentive Plan. To address a need in the overall compensation package, the Board adopted an LTIP in December 1998. The plan is composed of two compensation elements: stock options and life insurance. The stock options are granted under the Employee Stock Option Plan adopted in 1992 and the life insurance component is made up of a combination of split dollar and key person insurance. Participants include officers, region managers and other key managers. Stock options granted vest incrementally over a three to ten year period and the insurance creates immediate life insurance coverage which provides long term cash value over five to fifteen years as a supplemental source of retirement income. The objectives of the LTIP are to: (1) create an incentive program to increase shareholder value over a longer term which does not compete with other benefit plans currently in place at the Company; (2) provide a program which assists in retention of and rewards new management employees with limited effect on the Company's financial statements and cash flow; and (3) recognize that equity compensation may not be appropriate for all management employees.

     The Company's base salary ranges changed for the fiscal year ended April 29, 2000, to more closely approximate the market averages described in the Company's compensation pricing report benchmarked against outside survey reports. With the addition of an LTIP to the compensation package, the Committee believes that total compensation is competitive in relation to market data. For fiscal 2000, the hurdle rates under the MICP were a 20.8% increase in net earnings and a 20.7% increase in operating income, both of which were substantial targets to meet. Because the Company continues to reward the performance of its executives through the profitability-oriented MICP, the Committee believes that if the Company achieves its goals it can justify paying more than competitive levels of total compensation.

     Effective for the fiscal year ending April 28, 2001, branch managers will be granted stock options under the Employee Stock Option Plan adopted in 1992 as a long-term incentive component of their compensation package. This recognizes the importance of the Company's branch managers to the attainment of Company objectives.

     Approximately 1,180 employees have subscribed to purchase Common stock under the Employee Stock Purchase Plan (adopted in 1992). That plan together with the Capital Accumulation Plan (approved by the shareholders in 1996), the LTIP and the inclusion of stock options in the compensation package for branch managers have, in the Committee's view, provided effective tools in motivating and encouraging officers and other key employees to lessen the dependence of the Company on annual compensation and bonuses in order to attract, retain and motivate key personnel to grow the Company's sales and earnings. Since the most senior officers are also substantial shareholders, such senior officers currently have long-term incentives which are directly aligned with the long-term interests of the Company's shareholders.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

     The Company's income tax deduction for executive compensation is limited by Internal Revenue Code Section 162(m) to $1 million per executive per year, unless compensation above that amount is "performance-based." This limit applies to the Company's Chief Executive Officer and the other executive officers who are most highly compensated. They are identified in the Summary Compensation Table. The Company has not had any deductions limited by Section 162(m) to date.

     The Committee will make every reasonable effort to ensure that all compensation paid to its executives is fully deductible, provided it determines that application of this limit is consistent with the Company's needs and its executive compensation philosophy.

                              Respectfully submitted,
                              /s/ David K. Beecken
                              /s/ Andre B. Lacy
                              /s/ Burt E. Swanson, Chairman
                              The Compensation Committee

                           COMPANY STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on $100 invested on May 1, 1995, through April 28, 2000, with the cumulative total return for the same time period on the same amount invested in the Nasdaq Stock Market (U.S. Companies) Index and an index of peer companies selected by the Company. The Peer Group Index consists of 17 companies (including the Company) based on the same Standard Industrial Code.*


                                -------------------FISCAL YEAR ENDING---------------------------
COMPANY/INDEX/MARKET            4/28/1995  4/30/1996  4/30/1997  4/30/1998  4/30/1999  4/28/2000
Patterson Dental                  100.00    130.11     144.09     189.82     232.54     310.33
Medical & Hospital Equipment      100.00    127.73     102.31     160.09      97.47     111.42
NASDAQ Market Index               100.00    139.59     148.79     221.00     291.84     453.45

___________________
* Biora AB ADR, Cantel Industries, Inc., Cyberonics, Inc., Elron Electronic Industries Ltd., ESC Medical Systems Limited, Henry Schein, Inc., Horizon Medical Products, Inc., Innovative Medical Services, Neoforma.com, Inc., Novoste Corporation, Nyer Medical Group, Inc., Owens & Minor, Inc., Patterson Dental Company, Prime Capital Corp., Pro-Dex, Inc., PSS World Medical Inc., and U.S. China Industrial Exchange, Inc.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, as nearly equal in number as possible, with the term of office of a class expiring each year. Directors are elected for staggered terms of three years. Burt E. Swanson has been nominated to serve a three-year term expiring in 2003. There are four other directors of the Company whose terms of office do not expire in fiscal 2000.

     The persons named in the accompanying proxy will vote for the election of the above named nominee, unless authority to vote is withheld. The Board is informed that the nominee is willing to serve as director, however, if the nominee is unable to serve or for good cause will not serve, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

     Set forth below is certain information concerning the nominee for election as director of the Company and the four directors of the Company whose terms of office will continue after the meeting.

                   Nominee for Election as Director for Term
                    Expiring at the Annual Meeting in 2003
                    --------------------------------------

     Burt E. Swanson, age 73, is of counsel to the law firm of Briggs and Morgan, Professional Association, legal counsel to the Company since its acquisition from The Beatrice Companies, Inc. Mr. Swanson was a practicing member of Briggs and Morgan from 1955 to 1995 and has been a director of Patterson since 1989.

                         Directors Whose Terms Expire
                         at the Annual Meeting in 2001
                         -----------------------------

     Peter L. Frechette, age 62, has been President and Chief Executive Officer of the Company since September 1982 and has been a director of the Company since March 1983. Prior to joining Patterson, Mr. Frechette was employed by American Hospital Supply Corporation for 18 years, the last seven of which he served as President of its Scientific Products Division. Mr. Frechette is also a director of FinishMaster, Inc. where he serves on the compensation committee of the board.

     David K. Beecken, age 53, has been Managing Director of Beecken Petty & Company, which is the General Partner of Healthcare Equity Partners, an investment limited partnership, since September 1996. Mr. Beecken was Senior Managing Director of ABN AMRO Incorporated, a broker-dealer, from February 1993 to March 1999. ABN AMRO Incorporated has provided certain financial advisory services to the Company. From 1989 to February 1993, Mr. Beecken was a Senior Vice President - Managing Director of First National Bank of Chicago. Mr. Beecken has been a director of Patterson since 1985.

                         Directors Whose Terms Expire
                         at the Annual Meeting in 2002
                         -----------------------------

     Ronald E. Ezerski, age 54, served as Vice President, Treasurer and Chief Financial Officer of the Company from December 1982 through July 1999 and was President of its subsidiary, Dental Capital Corporation, from December 1982 until October 1988 when it was merged into the Company. From September 1996 through July 1999, Mr. Ezerski also served as Executive Vice President of the Company. Mr. Ezerski has been a director of the Company since March 1983.

     Andre B. Lacy, age 60, has been President and Chief Executive Officer of LDI Management, Inc. since 1986 and its Chairman since 1992. LDI Management, Inc. is managing general partner of LDI, Ltd., an industrial and investment limited partnership. Mr. Lacy is also a member of the boards of directors of the following public companies: FinishMaster, Inc. and IPALCO Enterprises, Inc. Mr. Lacy has been a director of Patterson since 1989.

The Board of Directors and Committees

     The Board of Directors held four meetings and took action by written consent on five occasions during fiscal 2000. Each director attended all of the Board meetings held.

     The Board of Directors has established Executive, Audit and Compensation and Stock Option Committees. There is no nominating committee of the Board. The members of the Executive Committee are Messrs. Frechette and Ezerski. The Executive Committee is granted the power to deal with important matters which arise between Board meetings and upon which action must be taken or attention given prior to the next scheduled Board meeting. The Executive Committee did not meet in person in fiscal 2000, but took written action on three occasions.

     The members of the Audit Committee are Messrs. Beecken, Swanson and Lacy. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting and auditing staff and its independent auditors and to review with the accounting staff and independent auditors the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. The Audit Committee held three meetings during fiscal 2000.

     The members of the Compensation and Stock Option Committee are Messrs. Beecken, Swanson and Lacy. The Compensation and Stock Option Committee is authorized by the Board of Directors to establish general levels of compensation for officers of the Company, to set the annual compensation of each of the executive officers of the Company, to grant options to employees under the Company's option plans, and to review and approve compensation and benefit plans of the Company. The Compensation and Stock Option Committee held three meetings during fiscal 2000.

Directors' Compensation

     Non-employee directors receive a retainer of $10,000 per year. Out-of-pocket expenses incurred on behalf of the Company are reimbursed for all directors.

     Non-employee directors also receive periodic stock option grants under the Company's 1992 Director Stock Option Plan. Each non-employee director receives a one-time option grant for 45,000 shares of Common Stock upon first taking office. Each October 1, each non-employee director who continues to serve as a Board member receives an option for 18,000 shares of Common Stock, except that a non-employee director will not receive an annual option grant for 18,000 shares in the same year he or she receives the one-time option grant for 45,000 shares. Options are granted at the fair market value on the date of grant and are exercisable for a period of four years commencing one year after the date of grant.

Required Vote

     Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. The Board of Directors recommends that shareholders vote FOR the election of the nominee listed above.

                                PROPOSAL NO. 2

                   AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

General

     The Board of Directors previously adopted the Company's Employee Stock Purchase Plan (the "Plan") to provide eligible employees with an opportunity to purchase shares of the Company's Common Stock through accumulated payroll deductions. A total of 675,000 shares of Common Stock has been reserved for issuance under the Plan. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Description of the Plan

     Purpose. The purpose of the Plan is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Common Stock from the Company on favorable terms and paying for such purchases through periodic payroll deductions.

     Administration. The Plan is administered by the Compensation and Stock Option Committee of the Board. The Committee interprets the Plan and makes all other policy decisions relating to the operation of the Plan.

     Eligibility. Any employee of the Company or any designated subsidiary whose customary employment is for more than five months per calendar year and for at least 20 hours per week is eligible to participate in the Plan after 12 months of continuous employment. Employees become participants in the Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the commencement of the applicable offering period. No employee is permitted to purchase Common Stock under the Plan if such employee owns more than five percent of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company (including shares which may be purchased under the Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares in any calendar year.

     Accumulation Periods. Each calendar year, one offering period with a duration of 12 months commences on January 1. Each offering period contains four accumulation periods, with purchases occurring at the end of each accumulation period.

     Purchase Price. The price of each share of Common Stock purchased under the Plan will be 85% of the lower of the fair market value per share of Common Stock on (i) the first day of the applicable offering period or (ii) the last day of each third month during the applicable offering period. The purchase price of the shares is accumulated by payroll deductions over each accumulation period. The deductions may not exceed 10% of an employee's cumulative compensation during the offering period. All payroll deductions of a participant are credited to his or her account under the Plan and such funds may be used for any corporate purpose.

     Termination. Employees may end their participation in the Plan at any time during the accumulation period, and participation ends automatically upon termination of employment with the Company and upon certain interruptions of service as an employee.

     Change of Control. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan will be assumed or an equivalent option will be substituted by such successor corporation, unless the Board of Directors determines that the participant will have the right to exercise the option as to all optioned stock, including shares as to which the option would not otherwise be exercisable.

     Amendment.  The Board may amend or terminate the Plan at any time.
However, the Board may not, without shareholder approval, (a) increase the number of shares of Common Stock reserved for issuance under the Plan, (b) permit payroll deductions at a rate in excess of 10% of a participant's compensation, (c) change the designation of employees eligible for participation in the Plan, or (d) materially increase the benefits which may accrue to participants under the Plan.

     Antidilution Provisions. The Board of Directors shall equitably adjust the maximum number of shares of Common Stock reserved for issuance under the Plan in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

Proposed Plan Amendment

     The Board has approved, subject to shareholder approval, an amendment to the Plan which would increase the total number of shares of Common Stock reserved for issuance thereunder to 1,375,000 and would make employees eligible to participate in the Plan after six months of continuous employment. A copy of the Plan is attached to this Proxy Statement as Appendix A, with the amended language underlined for ease of reference. The Board believes that this amendment will advance the interests of the Company and its shareholders by facilitating an increase in the proprietary interest of eligible employees in the success of the Company.

Tax Information

     The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under such a plan, no taxable income is recognized by participants either when a purchase right is granted at the beginning of the offering period or when shares are purchased at the end of each accumulation period.

     Generally, participants will recognize income in the year in which they make a disposition of the purchased shares. The term "disposition" generally includes any transfer of legal title, whether by sale, exchange or gift. It does not include a transfer to a participant's spouse, a transfer into joint ownership if the participant remains one of the joint owners or a transfer into a participant's brokerage account. Hence, a participant will be subject to federal income tax on the purchased shares only when he or she disposes of them.

     A participant's federal income tax liability will depend on whether he or she makes a qualifying or disqualifying disposition of the purchased shares. A qualifying disposition will occur if the sale or other disposition of those shares is made after the participant has held the shares for (a) more than two years after the start date of the applicable offering period, and (b) more than one year after the actual purchase date. A disqualifying disposition is any sale or disposition which is made before either of these two holding periods is satisfied.

     If a participant makes a qualifying disposition, he or she will recognize ordinary income in the year of the qualifying disposition equal to the lesser of
(a) the amount by which the fair market value of the shares on the date of the qualifying disposition exceeds the purchase price paid for those shares, or (b) 15% of the fair market value of the shares on the start date of the offering period during which those shares were purchased. The Company is not entitled to an income tax deduction with respect to such disposition. Any additional gain recognized upon the qualifying disposition will be a capital gain. The capital gain will be long-term if the participant held the shares more than 18 months and mid-term if the participant held the shares more than one year but not more than 18 months. In general, the maximum federal income tax rate on long-term capital gains is 20% and the maximum rate on mid-term capital gains is 28%. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price a participant paid for the shares, there will be no ordinary income, and any loss recognized will generally be a capital loss.

     The foregoing is only a summary of the general effect of U.S. federal income taxation upon participants and the Company with respect to the purchase of shares under the Plan and the subsequent sale of such shares. This summary does not discuss the income tax laws of any state or foreign country in which a participant may reside. A participant should consult his or her own tax advisor as to the tax consequences of any particular transaction under the Plan.

Vote Required

     The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The Board of Directors considers the amendment to be in the best interests of the Company and its shareholders and recommends that you vote for the amendment.

                                PROPOSAL NO. 3

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent public auditors for the Company for the year ending April 28, 2001. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify the selection of Ernst & Young LLP, another firm of independent public auditors will be selected by the Board. Representatives of Ernst & Young LLP will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

                             CERTAIN TRANSACTIONS

     As an inducement to relocate to Company headquarters, the Company loaned $75,000 to Brian S. Watson, the former Vice President of Marketing of Patterson Dental Supply, Inc., in January 1997. Mr. Watson's employment with the Company terminated on July 31, 2000. Accordingly, the loan is payable upon the earlier of October 29, 2000, or the date of the sale of Mr. Watson's house, and bears interest at the lower of 7.125% per year or 13% of the appreciation in the value of the property. As of April 29, 2000, there had been no payments on the loan.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the past fiscal year its officers, directors and greater than ten percent shareholders complied with applicable filing requirements.

                             SHAREHOLDER PROPOSALS
                          FOR THE 2001 ANNUAL MEETING

     If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the proxy materials for the 2001 Annual Meeting of Shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of the Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Secretary, no later than April 11, 2001. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies the Company of his or her intent to present a proposal for consideration at the 2001 Annual Meeting of Shareholders after June 25, 2001, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.

                         ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended April 29, 2000, accompanies this Notice of Annual Meeting, Proxy Statement and related proxy card. No part of the Annual Report to Shareholders is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/ Peter L. Frechette
                                        Peter L. Frechette
                                        President and Chief Executive Officer

Saint Paul, Minnesota
August 9, 2000

                                  APPENDIX A


                  RESTATEMENT OF EMPLOYEE STOCK PURCHASE PLAN


     The following constitute the provisions of the Restated Employee Stock Purchase Plan of PATTERSON DENTAL COMPANY (the "Company"), a Minnesota corporation.

     1.   Purpose. The purpose of the Plan is to provide employees of the
          -------
Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.
          -----------

          a.   "Board" shall mean the Board of Directors of the Company.
                -----

          b.   "Code" shall mean the Internal Revenue Code of 1986, as
                ----
               amended.

          c.   "Common Stock" shall mean the Common Stock, $.01 par value, of
                ------------
               the Company.

          d.   "Company" shall mean Patterson Dental Company, a Minnesota
                -------
               corporation.

          e.   "Compensation" shall mean all regular straight time gross
                ------------
earnings and shall also include payments for overtime, shift premium and commissions. Compensation shall not include incentive compensation, bonuses or other incentive payments.

          f.   "Continuous Status as an Employee" shall mean the absence of any
                --------------------------------
interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered. interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          g.   "Designated Subsidiaries" shall mean the Subsidiaries which have
                -----------------------
been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          h.   "Employee" shall mean any person, including an officer, who is
                --------
customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          i.   "Exercise Date" shall mean the last day of each third month
                -------------
during the offering period of the Plan.

          j.   "Offering Date" shall mean the first day of each offering period
                -------------
of the Plan.

          k.   "Plan" shall mean this Employee Stock Purchase Plan.
                ----

          1.   "Subsidiary" shall mean a corporation, domestic or foreign, of
                ----------
which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.   Eligibility.
          -----------

          a. Any person who is an Employee as of the Offering Date of a given offering period and who has had Continuous Status as an Employee for six
                                                                     ---
consecutive months shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code. All eligible Employees who elect to participate in this Plan shall have the same rights and privileges except as provided in Subparagraph (b) below.

          b. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.   Offering Periods. The Plan shall be implemented by one offering during
          -----------------
each 12 month period of the Plan, commencing on or about either January 1 or July 1 of any calendar year, and continuing thereafter to a date no later than December 31 of the same calendar year or until terminated in accordance with paragraph 20 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

     5.   Participation.
          -------------

          a. An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.


          b. Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11. Payroll deductions must be whole dollar amounts only and may not be less than $10.00 per pay period.

     6.   Payroll Deductions.
          ------------------

          a. At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period which cumulatively do not exceed ten percent (10%) of his aggregate compensation during said offering period.

          b. All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

          c. A participant may discontinue his participation in the Plan as provided in paragraph 11, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization.

     7.   Grant of Option.
          ---------------
          a. On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions to be accumulated during such offering period (not to exceed an amount equal to ten percent (10%) of his Compensation as of the date of the commencement of the applicable offering period) by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, subject to the limitations set forth in Section 3(b) and 13 hereof. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

          b. The option price per share of the shares offered in a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for such date, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal.

     8.   Exercise of Option. Unless a participant withdraws from the Plan as
          ------------------
provided in paragraph 11, his option for the purchase of shares will be exercised automatically on the Exercise Dates of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

     9.   Delivery. As promptly as practicable after the Exercise Date of each
          --------
offering period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the number of whole shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of full shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

     10.  Expenses. All costs of maintaining records and executing transfers
          --------
will be borne by the Company. Brokerage expenses incurred in connection with the purchase of shares shall be included as part of the costs of the shares to the participating employees.

     11.  Withdrawal; Termination of Employment.
          -------------------------------------

          a. A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving 5 days prior written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

          b. Upon termination of the participant's Continuous Status as an Employee prior to each Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 15, and his option will be automatically terminated.

          c. In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

          d. A Participant who withdraws from an offering may not revoke that withdrawal and recommence payroll deductions during the same offering period.

          e. A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     12.  Interest. No interest shall accrue on the payroll deductions of a
          --------
          participant in the Plan.

     13.  Stock.
          -----

          a. The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 1,375,000 shares,
                                                         ---------
subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

          b. The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          c. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

     14.  Administration. The Plan shall be administered by the Board of the
          ---------------
Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

          a. Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

          b. If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

     15.  Designation of Beneficiary.
          --------------------------

          a. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period.

          b. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16.  Transferability.  Neither payroll deductions credited to a
          ---------------
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 11.

     17.  Use of Funds. All payroll deductions received or held by the Company
          ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18.  Reports. Individual accounts will be maintained for each participant
          -------
in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     19.  Adjustments Upon Changes in Capitalization. Subject to any required
          ------------------------------------------
action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     20.  Amendment or Termination. The Board of Directors of the Company may at
          ------------------------
any time terminate or amend the Plan. Except as provided in paragraph 19, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 22) if such amendment would:

          a.   Increase the number of shares that may be issued under the Plan;

          b. Permit payroll deductions at a rate in excess of ten percent (10%) of the participant's Compensation;

          c. Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

          d.   If the Company has a class of equity securities registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time of such amendment, materially increase the benefits which may accrue to participants under the Plan.

     If any amendment requiring shareholder approval under this paragraph 20 of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in paragraph 22 of the Plan.

     21.  Notices. All notices or other communications by a participant to the
          -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22.  Shareholder Approval.
          --------------------

          a. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

          b. If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          c. If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in paragraph 21(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an option hereunder to an officer or director after such registration, do the following:

               i. furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

               ii. file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (ii) hereof not later than the date on which such information is first sent or given to shareholders.

     23.  Conditions Upon Issuance of Shares. Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     24.  Term of Plan. The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 21. It shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 20.

                           Patterson Dental Company




Patterson Dental Company
1031 Mendota Heights Road                                                  Proxy
St. Paul, Minnesota 55120

________________________________________________________________________________


         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned shareholder of Patterson Dental Company, a Minnesota corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 9, 2000, and hereby appoints Ronald E. Ezerski and Peter L. Frechette, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of the Company to be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Monday, September 11, 2000, at 4:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.



                      See reverse for voting instructions

                              Please detach here

1.   To elect one director of the Company to have a term expiring in            [_]  FOR              [_]  WITHHOLD AUTHORITY
     2003 and until his successor shall be elected and duly qualified.               the nominee           to vote for the nominee
                                                                                     listed at left        listed at left
     Burt E. Swanson

2.   To approve the amendment to the Company's Employee Stock Purchase          [_]  For      [_]  Against      [_]  Abstain
     Plan to increase the number of shares reserved thereunder for issuance from 675,000 to 1,375,000 and to modify the
     eligibility requirements for participation therein.

3.   To ratify the selection of Ernst & Young LLP as the Company's              [_]  For      [_]  Against      [_]  Abstain
     independent public auditors for the fiscal year ending April 28,
     2001.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.        Dated: _________________________, 2000

Address Change?  Mark Box [_]
Indicate changes below:

                                                                                 ___________________________________________________

                                                                                 ___________________________________________________
                                                                                  Signature(s) in Box
                                                                                  (If there are co-owners both must sign)
                                                                                  Please sign exactly as name appears on this proxy.
                                                                                  When shares are held by joint tenants, both should
                                                                                  sign. If signing as attorney, executor,
                                                                                  administrator, trustee or guardian, please give
                                                                                  full title as such. If a corporation, please sign
                                                                                  in full corporate name by president or other
                                                                                  authorized officer. If a partnership, please sign
                                                                                  in partnership name by an authorized person.